SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               December 12, 1999
               Date of Report (Date of Earliest Event Reported)


                              ASARCO INCORPORATED
            (Exact name of Registrant as specified in its Charter)


                                  New Jersey
                           (State of Incorporation)


                   1-164                                     13-4924440
          (Commission File Number)                    (IRS Employer Id. Number)

              180 Maiden Lane                                   10038
             New York, New York                              (Zip Code)
  (Address of principal executive offices)

                                (212) 510-2000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former Name or Former Address, if changed since last report)

Item 5.   Other Events.

          On December 12, 1999, ASARCO Incorporated (the "Company") a subsidiary of Grupo Mexico, S.A. de C.V. ("Grupo Mexico"), entered into a definitive agreement (the "Agreement") for the sale of its specialty chemicals division held through Enthone-OMI, Inc. ("Enthone") and certain related companies, to Cookson Group plc for $503 million in cash. The net proceeds of the sale will be used to reduce the existing debt related to Grupo Mexico's acquisition of the Company.

          Enthone is a worldwide supplier of proprietary chemicals used to produce functional and decorative coatings on metals and plastics for the electronics and metal finishing industries. Grupo Mexico's press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.


Exhibit No.     Description
----------      -----------

99.1            Press release dated December 13, 1999.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        ASARCO INCORPORATED


                        By: /s/ Daniel Tellechea Salido
                           --------------------------------------------------
                        Name:    Daniel Tellechea Salido
                        Title:   Vice President and Chief Financial Officer



Date:  December 27, 1999

                                                                  Exhibit 99.1

[LOGO]                                                            NEWS RELEASE
Grupo Mexico
Av. Baja California #200, Mexico City 06760


CONTACTS:

GRUPO MEXICO S.A. de C.V.
-------------------------

Daniel Tellechea
011-525-574-8483
Eduardo Gonzalez
011-525-574-8422
Jerry Cooper
212-510-1810


                    GROUP MEXICO SELLS ASARCO'S SPECIALTY
                     CHEMICALS DIVISION FOR $503 MILLION

Mexico City - December 13, 1999 - Grupo Mexico, S.A. de C.V. announced earlier today that it has entered into a definitive agreement to sell the specialty chemicals division of its recently-acquired subsidiary, ASARCO Incorporated, which is held through Enthone-OMI, Inc. and certain other related companies, for $503 million to Cookson Group plc.

The sale reflects Grupo Mexico's ongoing commitment to rapidly reduce debt incurred to finance the recent acquisition of ASARCO. The net proceeds will be applied to pay down the existing $817 million of acquisition debt leaving only $314 million. Furthermore, Grupo Mexico intends to continue to significantly reduce the remaining acquisition debt by, among other things, commencing a divestiture process of Asarco's aggregates division, American Limestone Company, Inc., that could get Grupo Mexico close to an additional $250 million and thus leaving only $64 million.

As an industry leader, Enthone-OMI is a worldwide supplier of proprietary chemicals used to produce functional and decorative coatings on metals and plastics for the electronics and metal finishing industries.

Enthone's worldwide operations include 14 manufacturing sites, 6 research facilities and 19 major sales and distribution centers across three continents. The division's 1998 sales were approximately $351 million.

Grupo Mexico is a diversified mining company that ranks as the world's third largest copper producer, fourth largest silver producer and fifth largest zinc producer. The company's mining operations include mining, smelting and refining in Mexico, the United States, and in Peru. The company has also developed one of the largest copper ore reserve positions in the industry. In addition, Grupo Mexico owns 74% and operates in partnership with Union Pacific (26%), the largest and most profitable railroad in Mexico.

NOTE: Statements in this press release include "forward-looking statements" that express expectations of future events or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the company cannot give assurance that such statements will prove to be correct.

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